UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2007

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Principal Officer.

On February 13, 2007, we named Robert R. Beyer as our new Vice President of Field Operations.  Mr. Beyer, in his new role, will oversee our sales, customer support and professional services operations.

Background of Our Newly Elected Officer.

Before joining us, Mr. Beyer, age 46, served since 2005 as Senior Vice President of Customer Support Services and General Manager at McData Corporation, a leader in data storage solutions.  Between 1998 and 2005, Mr. Beyer served as Group Vice President of Global Services for Computer Network Technology, a global provider of storage network solutions.  Between 1992 and 1998, Mr. Beyer was with NCR Corporation, a leading maker or automatic teller machines, serving most recently as Area Vice President of High Availability Services.  Prior to that time, Mr. Beyer served for four years in various customer support roles with Teradata Corporation, a relational database hardware and software manufacturer.  Mr. Beyer has a master’s degree in business administration from the University of St. Thomas and bachelor’s of science degree in electrical engineering from South Dakota State University.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press release dated February 13, 2007 naming our new Vice President of Field Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 13, 2007

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum, Vice President of Finance and Chief Financial Officer